As filed with the Securities and Exchange Commission on June 27, 2024

Registration No. 333-187388

Registration No. 333-192758

Registration No. 333-200358

Registration No. 333-208158

Registration No. 333-214705

Registration No. 333-221583

Registration No. 333-224051

Registration No. 333-228439

Registration No. 333-234740

Registration No. 333-250864

Registration No. 333-253893

Registration No. 333-270583

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

Post-Effective Amendment No. 2 Form S-8 Registration Statement No. 333-187388

Post-Effective Amendment No. 2 Form S-8 Registration Statement No. 333-192758

Post-Effective Amendment No. 2 Form S-8 Registration Statement No. 333-200358

Post-Effective Amendment No. 2 Form S-8 Registration Statement No. 333-208158

Post-Effective Amendment No. 2 Form S-8 Registration Statement No. 333-214705

Post-Effective Amendment No. 2 Form S-8 Registration Statement No. 333-221583

Post-Effective Amendment No. 2 Form S-8 Registration Statement No. 333-224051

Post-Effective Amendment No. 2 Form S-8 Registration Statement No. 333-228439

Post-Effective Amendment No. 2 Form S-8 Registration Statement No. 333-234740

Post-Effective Amendment No. 2 Form S-8 Registration Statement No. 333-250864

Post-Effective Amendment No. 1 Form S-8 Registration Statement No. 333-253893

Post-Effective Amendment No. 1 Form S-8 Registration Statement No. 333-270583

UNDER

THE SECURITIES ACT OF 1933

Model N, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0528806
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, Suite 300

San Mateo, California 94404

(650) 610-4600

(Address of Principal Executive Offices)

Model N, Inc. 2000 Stock Plan

Model N, Inc. 2010 Equity Incentive Plan

Model N, Inc. 2013 Equity Incentive Plan

Model N, Inc. 2013 Employee Stock Purchase Plan

Model N, Inc. Amended and Restated 2021 Equity Incentive Plan

Model N, Inc. 2021 Employee Stock Purchase Plan

(Full title of plan)

John Ederer

Chief Financial Officer

Model N, Inc.

777 Mariners Island Boulevard, Suite 300

San Mateo, California 94404

(Name and address of agent for service)

(650) 610-4600

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Amanda Rose, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Errol H. Hunter, Esq., Chief Legal Officer Model N, Inc. 777 Mariners Island Boulevard, Suite 300 San Mateo, California 94404 (650) 610-4600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the deregistration of all shares of Common Stock, par value $0.00015 per share (“Common Stock”), of Model N, Inc., a Delaware corporation (the “Company” or the “Registrant”), remaining unsold or otherwise unissued under the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

File No.	Date Originally Filed with the SEC	Date of Prior Post- Effective Amendment	Name of Equity Plan or Agreement	Shares of Common Stock

333-187388	March 20, 2013	March 4, 2021	Model N, Inc. 2000 Stock Plan Model N, Inc. 2010 Equity Incentive Plan Model N, Inc. 2013 Equity Incentive Plan Model N, Inc. 2013 Employee Stock Purchase Plan Model N, Inc. Amended and Restated 2021 Equity Incentive Plan Model N, Inc. 2021 Employee Stock Purchase Plan	8,500,000

333-192758	December 11, 2013	March 4, 2021	Model N, Inc. 2013 Equity Incentive Plan Model N, Inc. 2013 Employee Stock Purchase Plan Model N, Inc. Amended and Restated 2021 Equity Incentive Plan Model N, Inc. 2021 Employee Stock Purchase Plan	1,609,931

333-200358	November 19, 2014	March 4, 2021	Model N, Inc. 2013 Equity Incentive Plan Model N, Inc. 2013 Employee Stock Purchase Plan Model N, Inc. Amended and Restated 2021 Equity Incentive Plan Model N, Inc. 2021 Employee Stock Purchase Plan	1,755,975

333-208158	November 23, 2015	March 4, 2021	Model N, Inc. 2013 Equity Incentive Plan Model N, Inc. 2013 Employee Stock Purchase Plan Model N, Inc. Amended and Restated 2021 Equity Incentive Plan Model N, Inc. 2021 Employee Stock Purchase Plan	1,866,432

333-214705	November 18, 2016	March 4, 2021	Model N, Inc. 2013 Equity Incentive Plan Model N, Inc. 2013 Employee Stock Purchase Plan Model N, Inc. Amended and Restated 2021 Equity Incentive Plan Model N, Inc. 2021 Employee Stock Purchase Plan	1,952,366

333-221583	November 15, 2017	March 4, 2021	Model N, Inc. 2013 Employee Stock Purchase Plan Model N, Inc. 2021 Employee Stock Purchase Plan	586,477

333-224051	March 30, 2018	March 4, 2021	Model N, Inc. 2013 Employee Stock Purchase Plan Model N, Inc. 2021 Employee Stock Purchase Plan	2,000,000

333-228439	November 16, 2018	March 4, 2021	Model N, Inc. 2013 Employee Stock Purchase Plan Model N, Inc. 2021 Employee Stock Purchase Plan	628,873

333-234740	November 15, 2019	March 4, 2021	Model N, Inc. 2013 Employee Stock Purchase Plan Model N, Inc. 2021 Employee Stock Purchase Plan	659,891

333-250864	November 23, 2020	March 4, 2021	Model N, Inc. 2013 Employee Stock Purchase Plan Model N, Inc. 2021 Employee Stock Purchase Plan	696,425

333-253893	March 4, 2021	N/A	Model N, Inc. 2021 Equity Incentive Plan	1,700,000

333-270583	March 15, 2023	N/A	Model N, Inc. Amended and Restated 2021 Equity Incentive Plan	3,500,000

On June 27, 2024, pursuant to the Agreement and Plan of Merger dated as of April 7, 2024 (the “Merger Agreement”), by and among Mountain Parent, LLC, a Delaware limited liability company (“Parent”), Mountain Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

As a result of the Merger and the related transactions contemplated by the Merger Agreement, the Company has terminated any and all offerings of the Company’s securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of these Post-Effective Amendments, any securities that had been registered for issuance under the Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration all such securities of the Company registered but unsold or otherwise unissued under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on June 27, 2024.

MODEL N, INC.

By:	/s/ John Ederer
John Ederer
Chief Financial Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.